SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC   20549

                             FORM 8-K
                          CURRENT REPORT
         Pursuant to Section 13 of 15(d) of the Securities
                       Exchange Act of 1934
   Date of Report (Date of earliest event reported) January 24, 2001





               SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
        (Exact name of registrant as specified in its charter)

          Indiana                   1-3553              35-0672570
         ---------                 --------             ------------
(State of Incorporation)     (Commission File       (I.R.S. Employer
                             Number)                Identification No.)
   20 N.W. Fourth Street
    Evansville, Indiana                                    47741
(Address of principal executive offices)                (Zip Code)



 Registrant's telephone number, including area code (812)465-5300

                                N/A
      (Former name or address, if changed since last report.)

Item 5.  Other Events

On January 24, 2001, Vectren Corporation (the Company) released financial information to the investment community regarding the Company's results of operations, financial position and cash flows for the three and twelve month periods ended December 31, 2000.
The financial information released is included herein. This information does not include footnote disclosures and should not be considered complete financial statements.

On January 24, 2001, the Company declared a quarterly common stock dividend payable March 1, 2001. The announcement is included herein. Also, the Company's wholly-owned subsidiary, Southern Indiana Gas and Electric Company (SIGECO), declared a quarterly dividend on SIGECO's 4.8% preferred stock payable May 1, 2001. The announcement is included herein.

On January 25, 2001, the Company conducted its quarterly conference call by webcast with the investment community regarding results of operations and financial position. A supporting slide presentation can be accessed at the Company's website. The script for this teleconference is included herein. This script contains certain subjects that pertain to the Company's growth strategy and may contain forward-looking information.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby filing cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries, including Indiana Gas Company, Inc. and Southern Indiana Gas and Electric Company, to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries.
Item 7.  Exhibits

99-1      Press Release - Fourth Quarter 2000 Vectren Earnings
99-2      Financial Analyst Report - Fourth Quarter 2000

99-3      Press Release - Declaration of Common Stock Dividend

99-4      Press Release - Declaration of SIGECO 4.8% Preferred
           Stock Dividend

99-5      Analyst Teleconference Script - Fourth Quarter 2000

99-6      Cautionary Statement for Purposes of the "Safe
           Harbor" Provisions of the Private Securities
           Litigation Reform Act of 1995




                            SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
       January 25, 2001


                                     By: /s/ Jerome A. Benkert
                                     Jerome A. Benkert
                                     Executive Vice President
                                     and Chief Financial Officer


                                     By:  /s/ M. Susan Hardwick
                                     M. Susan Hardwick

                                     Vice President and Controller